UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 25, 2026, Blackstone Real Estate Income Trust, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Because 1,877,146,255 shares of the Company’s common stock, or approximately 53.09% of the 3,535,404,054 total outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, were present online or by proxy, a quorum was present at the Annual Meeting, as required by the Company’s Amended and Restated Bylaws. The immediately following charts set forth the number of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the stockholders.

Proposal 1 – Election of Directors

The following eight individuals were elected to the Company’s Board of Directors to serve as directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Katharine A. Keenan	1,616,047,651	15,145,747	47,421,140	198,531,717
A.J. Agarwal	1,564,635,102	64,663,026	49,316,410	198,531,717
Frank Cohen	1,562,412,256	66,896,265	49,306,017	198,531,717
Raymond J. Beier	1,612,692,273	16,582,236	49,340,029	198,531,717
Susan Carras	1,613,923,658	16,822,671	47,868,209	198,531,717
Richard I. Gilchrist	1,608,317,819	20,410,080	49,886,639	198,531,717
Field Griffith	1,609,840,778	18,689,952	50,083,808	198,531,717
Edward Lewis	1,553,821,926	74,309,435	50,483,177	198,531,717

Proposal 2 – Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified.

Votes For	Votes Against	Votes Abstained
1,823,908,337	14,808,059	38,429,859

Item 7.01. Regulation FD Disclosure

June 2026 Distributions

On June 29, 2026, the Company declared distributions for each class of its common stock in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distribution
Class I Common Stock	$0.0553	$0.0000	$0.0553
Class S Common Stock	$0.0553	$0.0102	$0.0451
Class S-2 Common Stock	$0.0553	$0.0102	$0.0451
Class D Common Stock	$0.0553	$0.0029	$0.0524
Class D-2 Common Stock	$0.0553	$0.0029	$0.0524
Class T Common Stock	$0.0553	$0.0100	$0.0453
Class T-2 Common Stock	$0.0553	$0.0100	$0.0453
Class L Common Stock	$0.0553	$0.0000	$0.0553

The net distributions for each class of common stock (which represents the gross distributions less stockholder servicing fees for the applicable class of common stock) are payable to stockholders of record immediately following the close of business on June 30, 2026 and will be paid on or about July 20, 2026. These distributions will be paid in cash or reinvested in the applicable class of shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan. Class C currently has no distribution amount presented as it is generally an accumulating share class whereby its share of income will accrete into its NAV.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.
Date: June 30, 2026

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer